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Exhibit 99.1



MEADE INSTRUMENTS CORPORATION
     6001 OAK CANYON, IRVINE, CALIFORNIA 92618-5200  U.S.A.
     (949) 451-1450  o  FAX: (949) 451-1460  o  WWW.MEADE.COM


Brent W. Christensen, CFO                   Philip Bourdillon/Eugene Heller
Meade Instruments Corp.                              Silverman Heller Associates
(949) 451-1450                                       (310) 208-2550

                         MEADE INSTRUMENTS CORP. REPORTS
                        FIRST-QUARTER FISCAL 2004 RESULTS


IRVINE, CALIF. - JUNE 16, 2003 - MEADE INSTRUMENTS CORP. (NASDAQ NM: MEAD) today reported results for the first quarter of its fiscal year 2004, ended May 31, 2003. The Company's fiscal year 2004 ends on February 29, 2004.

Net sales for the three months ended May 31, 2003 were $24.5 million versus $20.1 million in the comparable period a year ago. Excluding non-cash charges for the Company's ESOP, net loss for the three months ended May 31, 2003 was ($630,000), or ($0.03) per share, compared to ESOP-adjusted net loss of ($351,000), or ($0.02) per share, for the comparable period a year ago.

Including ESOP charges, first-quarter 2004 net loss was ($712,000), or ($0.04) per share, compared to a net loss of ($507,000), or ($0.03) per share, in the comparable period a year ago.

Steve Murdock, president and CEO of Meade, said the first quarter results were in line with the Company's expectations. "In spite of a weak retail environment, the Company's net sales increased 22%. This increase, consisting of more than $7 million in net sales from the Company's recently acquired Simmons subsidiary, was partially offset by reductions in sales of binoculars," said Murdock. "In the first quarter of last year, we had the successful introduction of CaptureView(TM), a binocular with an integrated digital camera. While the Company continued to offer its existing versions of CaptureView binoculars, last year's sales volumes were not repeated in the current year's first quarter as the Company prepared for the introduction, expected in the current quarter, of a new line of completely redesigned CaptureView binoculars."

Murdock noted that he is optimistic about the prospects for the remainder of the fiscal year, and he reiterated the Company's current expectation that net revenues for fiscal 2004 will be $130 million to $140 million and net income per diluted share, excluding ESOP expense, will be $0.13 to $0.23.

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Gross margin for the quarter fell to 23.4% from 30.9% in the prior year, as the
Company expected. The drop was attributed to several factors, including results from Simmons, competitive pricing pressures on Meade products, and the reduction in CaptureView sales.

The Company will host a teleconference with investment professionals at 7:30 a.m. PDT (10:30 a.m. EDT) on June 17, 2003. A live Web-cast of the teleconference will be available at www.CompanyBoardroom.com and at www.meade.com under the "Investor Relations" link, where it will be archived. A replay will be available for 48 hours, beginning at 10:30 a.m. PDT on June 17; to access the replay, dial 800-642-1687 or 706-645-9291 and provide conference ID 1152560.

Meade Instruments is a leading designer and manufacturer of optical products including telescopes and accessories for the beginning to serious amateur astronomer. Meade offers a complete line of binoculars for the casual observer to the serious sporting or birding observer. Meade also offers a complete line of riflescopes under the Simmons(R), Weaver(R) and Redfield(R) brand names. The Company distributes its products worldwide through a network of specialty retailers, mass merchandisers and domestic and foreign distributors. Additional information on Meade is available at www.meade.com.

"SAFE-HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THIS NEWS RELEASE CONTAINS COMMENTS AND FORWARD-LOOKING STATEMENTS BASED ON CURRENT PLANS, EXPECTATIONS, EVENTS, AND FINANCIAL AND INDUSTRY TRENDS THAT MAY AFFECT THE COMPANY'S FUTURE OPERATING RESULTS AND FINANCIAL POSITION EXPECTATIONS, INCLUDING NET SALES AND ESOP ADJUSTED NET INCOME PER DILUTED SHARE FOR FISCAL 2004. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH CANNOT BE PREDICTED OR QUANTIFIED AND WHICH MAY CAUSE FUTURE ACTIVITIES AND RESULTS OF OPERATIONS TO DIFFER MATERIALLY FROM THOSE DISCUSSED ABOVE. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION: ANY SIGNIFICANT DECLINE IN GENERAL ECONOMIC CONDITIONS OR UNCERTAINTIES AFFECTING CONSUMER SPENDING; ANY GENERAL DECLINE IN DEMAND FOR THE COMPANY'S PRODUCTS; ANY LOSS OF, OR FAILURE TO REPLACE, ANY SIGNIFICANT PORTION OF THE SALES MADE TO ANY SIGNIFICANT CUSTOMER OF THE COMPANY; THE OCCURRENCE OF UNANTICIPATED OR HIGHER THAN EXPECTED OPERATING COSTS; THE INHERENT RISKS ASSOCIATED WITH THE ACQUISITION OF SIMMONS OUTDOOR CORP., INCLUDING THE SUCCESSFUL INTEGRATION OF SUCH BUSINESS INTO THE COMPANY'S EXISTING OPERATIONS; THE RISKS AND UNCERTAINTIES ASSOCIATED WITH INTELLECTUAL PROPERTY LITIGATION; THE INHERENT RISKS ASSOCIATED WITH INTERNATIONAL SALES, AS WELL AS THE OTHER RISKS AND UNCERTAINTIES PREVIOUSLY SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE HISTORICAL RESULTS ACHIEVED ARE NOT NECESSARILY INDICATIVE OF FUTURE PROSPECTS OF THE COMPANY. FOR ADDITIONAL INFORMATION, REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.



                             (Financial Data Follow)


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                             MEADE INSTRUMENTS CORP.
                              INCOME STATEMENT DATA
                                   (Unaudited)
                      (000s omitted, except per share data)

                                                         Three Months Ended
                                                              May 31,
                                                     ---------------------------
                                                        2003             2002
                                                     ---------         ---------
Net sales ..................................         $ 24,491          $ 20,053
Cost of sales ..............................           18,758            13,866
                                                     ---------         ---------
   Gross profit ............................            5,733             6,187
Selling expenses ...........................            3,327             3,015
General and administrative expenses ........            2,669             2,787
ESOP expense ...............................              169               250
Research and development expenses ..........              534               730
                                                     ---------         ---------
   Operating income (loss) .................             (966)             (595)
Interest expense ...........................              216               239
                                                     ---------         ---------
Income before income taxes .................           (1,182)             (834)
Income tax provision (benefit) .............             (470)             (327)
                                                     ---------         ---------
Net income (loss) ..........................         $   (712)         $   (507)
                                                     =========         =========
Per share information:
Net income-- basic .........................         $  (0.04)         $  (0.03)
                                                     =========         =========
Net income excluding ESOP-- diluted ........         $  (0.04)         $  (0.03)
                                                     =========         =========
Weighted average common shares
   outstanding-- basic .....................           18,788            15,052
                                                     =========         =========
Weighted average common shares
   outstanding-- diluted ...................           18,788            15,052
                                                     =========         =========

Reconciliation of net income (loss), excluding ESOP charges, to net income
(loss), including ESOP charges (000s omitted, except per share data):

                                                        Three Months Ended
                                                             May 31,
                                                 -------------------------------
                                                       2003           2002
                                                 --------------- ---------------
Net income (loss)..............................  $         (712) $         (507)
ESOP expense, net of tax.......................              82             156
                                                 --------------- ---------------
Net income excluding ESOP, net of tax..........  $         (630) $         (351)
                                                 =============== ===============
Per share information:
Net income (loss)-- diluted....................  $        (0.04) $        (0.03)
ESOP expense, net of tax.......................            0.01            0.01
                                                 --------------- ---------------
Net income excluding ESOP-- diluted............  $        (0.03) $        (0.02)
                                                 =============== ===============

Management believes net income, excluding ESOP expense, net of tax is a supplemental financial measure commonly used by management and industry analysts to evaluate the Company's financial performance. The ESOP expense is a non-cash expense related to the allocation of Company stock to participants in its Employee Stock Ownership Plan. The expense related to the ESOP stock allocation is based on the market value of the allocated stock. Excluding the ESOP expense, net of tax, eliminates the volatility introduced into the income statement by the market value expense of the ESOP allocation. Given the possibility for volatility in the future share price of the Company's stock, the Company is unable to provide guidance with respect to future net income including ESOP charges.

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